UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2021

COMMSCOPE HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36146	27-4332098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 CommScope Place, SE

Hickory, North Carolina 28602

(Address of principal executive offices)

Registrant’s telephone number, including area code: (828) 324-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	COMM	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information required by this item is included in Item 2.03 below and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On August 11, 2021, CommScope Holding Company, Inc. (the “Company”), announced that its direct subsidiary, CommScope, Inc. (the “Issuer”), entered into an agreement to issue $1,250 million in aggregate principal amount of 4.750% senior secured notes due 2029 (the “Notes). The Notes and related guarantees were issued pursuant to an indenture, dated August 23, 2021, among the Issuer, the guarantors party thereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee and collateral agent (the “Indenture”). The Issuer will pay interest on the Notes semi-annually in arrears on March 1 and September 1 of each year, commencing on March 1, 2022. Unless earlier redeemed, the Notes will mature on September 1, 2029. The Notes and related guarantees were offered in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to certain non-U.S. persons outside of the United States in reliance on Regulation S under the Securities Act.

The Company used the net proceeds from the offering of the Notes, together with cash on hand, to redeem and retire all of the Issuer’s outstanding 5.500% senior secured notes due 2024 and to pay related fees and expenses.

Ranking and Security

The Notes will be jointly and severally guaranteed on a senior secured basis by the Company and, subject to certain exceptions, each of the Issuer’s existing and future wholly owned domestic restricted subsidiaries that is an obligor under the Company’s senior secured first-lien term loan facility (the “Term Loan Facility”) or asset-based revolving credit facility (the “Revolving Credit Facility”) or certain other capital markets indebtedness. Under the terms of the Indenture, the Notes and the related guarantees will be the Issuer’s and the Guarantors’ general, senior secured obligations and will (i) be secured on a first-priority basis, equally and ratably with all parity lien indebtedness of the Issuer and the guarantors, including the Term Loan Facility and the Issuer’s existing senior secured notes, by security interests in all of the Issuer’s and the Guarantors’ assets that secure the Term Loan Facility on a first-priority basis (the “Fixed Asset Collateral”) and will be secured on a second-priority basis by all of the Issuer’s and the Guarantors’ inventory, accounts receivable, deposit accounts, securities accounts, certain related assets and other current assets that secure the Revolving Credit Facility on a first-priority basis and the Term Loan Facility on a second-priority basis (the “Current Asset Collateral”), in each case, subject to certain limitations and exceptions and permitted liens; (ii) rank contractually senior in right of payment to all of the Issuer’s and the Guarantors’ subordinated indebtedness; (iii) be effectively senior to any of the Issuer’s and the Guarantors’ senior unsecured debt, including the Issuer’s and CommScope Technologies LLC’s existing unsecured notes, and indebtedness secured by liens junior to the liens securing the Notes and the related guarantees (including, in the case of the Fixed Asset Collateral, the Revolving Credit Facility), in each case, to the extent of the value of the collateral securing the Notes and the related guarantees; (iv) without giving effect to collateral arrangements, rank equally in right of payment with all of the Issuer’s and the Guarantors’ senior indebtedness; (v) be effectively equal to all of the Issuer’s and the Guarantors’ senior indebtedness secured on the same priority basis as the Notes and the related guarantees, including the Term Loan Facility; (vi) be effectively subordinated to any of the Issuer’s and the Guarantors’ indebtedness that is secured by assets that do not constitute collateral for the Notes and the related guarantees, to the extent of the value of the assets securing such indebtedness, and indebtedness that is secured by a senior-priority lien, including the Revolving Credit Facility, to the extent of the value of the Current Asset Collateral; and (vii) be structurally subordinated to the liabilities (including trade payables) of any existing and future non-guarantor subsidiaries.

Optional Redemption Provisions and Repurchase Rights

At any time prior to September 1, 2024, upon not less than 10 nor more than 60 days’ notice, the Notes will be redeemable at the Issuer’s option, in whole or in part, at a price equal to 100% of the principal amount of the Notes redeemed, plus a make-whole premium as set forth in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the redemption date. Beginning September 1, 2024, the Issuer may redeem the Notes, at its option, in whole or in part, at any time, upon not less than 10 nor more than 60 days’ notice, subject to the payment of a redemption price together with accrued and unpaid interest, if any, to, but not including, the redemption date. The redemption price includes a call premium that varies (from 2.375% to 0%) depending on the year of redemption.

At any time prior to September 1, 2024, the Issuer may redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 104.750% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date, with the net cash proceeds of sales of one or more equity offerings by the Issuer or any direct or indirect parent of the Issuer, subject to certain exceptions.

In addition, at any time prior to September 1, 2024, the Issuer may redeem during each calendar year up to 10% of the aggregate principal amount of the Notes at a redemption price equal to 103% of the aggregate principal amount of the Notes to be redeemed, together with accrued and unpaid interest, if any, to, but not including, the redemption date.

Subject to certain exceptions, the holders of the Notes will have the right to require the Issuer to repurchase their Notes upon the occurrence of a change in control, as defined in the Indenture, at an offer price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

In addition, if the Issuer or any of its restricted subsidiaries sells assets, under certain circumstances, the Issuer will be required to use the net proceeds to make an offer to purchase the Notes at an offer price in cash equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the repurchase date.

In connection with any offer to purchase all or any of the Notes (including a change of control offer and any tender offer), if holders of no less than 90% of the aggregate principal amount of the Notes validly tender their Notes, the Issuer or a third party is entitled to redeem any remaining Notes at the price offered to each holder.

Restrictive Covenants

The Indenture contains covenants that limit the Issuer’s (and its subsidiaries’) ability to, among other things: (i) incur additional debt or issue certain preferred stock; (ii) pay dividends, redeem stock or make other distributions; (iii) make other restricted payments or investments; (iv) create liens on assets; (v) transfer or sell assets; (vi) create restrictions on payment of dividends or other amounts by the Issuer to the Issuer’s restricted subsidiaries; (vii) engage in mergers or consolidations; (viii) engage in certain transactions with affiliates; or (ix) designate the Issuer’s subsidiaries as unrestricted subsidiaries.

Events of Default

The Indenture provides for customary events of default, including non-payment, failure to comply with covenants or other agreements in the Indenture, certain events of bankruptcy or insolvency and certain defaults with respect to the security documentation related to the Notes and the collateral securing the Notes and the related guarantees. If an event of default occurs and continues with respect to the Notes, the trustee or the holders of at least 30% in aggregate principal amount of the outstanding Notes may declare the entire principal amount of all the Notes to be due and payable immediately (except that if such event of default is caused by certain events of bankruptcy or insolvency, the entire principal of the Notes will become due and payable immediately without further action or notice).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the Form of Notes. Copies of the Indenture and Form of Notes are attached as Exhibit 4.1 and Exhibit 4.2 to this Current Report on Form 8-K, and are incorporated by reference herein.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities, and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offering, solicitation or sale would be unlawful. The Notes and the guarantees thereof have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act or the securities laws of any other jurisdiction.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit Number:	Description

4.1	Indenture, dated as of August 23, 2021, by and among the Issuer, the guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent.

4.2	Form of 4.750% Senior Secured Note due 2029 (included in Exhibit 4.1 hereto).

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 23, 2021

COMMSCOPE HOLDING COMPANY, INC.

By:	/s/ Alexander W. Pease
Alexander W. Pease
Executive Vice President
and Chief Financial Officer